Amendment No. 1
                                      To
                               Warrant Agreement


      This amendment (the "Amendment"), dated December 23, 2002, is entered by and between Niku Corporation and Limar Realty Corp. #30 ("Limar") and amends that certain Warrant to Purchase Common Stock of Niku Corporation, dated October 31, 2002 (the "Warrant"), issued to Limar. Capitalized terms used but not defined herein shall have the meaning set forth in the Warrant.

      WHEREAS, the parties desire to amend the registration provisions of the Warrant pursuant to the terms of this Amendment;

      NOW THEREFORE, in consideration of the mutual covenants set forth herein, the Warrant is hereby amended as follows:

1. The following provision amends and replaces Section 12.1 of the Warrant in its entirety.

      "12.1. Registration of Shares. Upon the earlier occurrence of (i) the Company becoming eligible to effect a registration on Form S-3, or any successor form under the Securities Act, or (ii) ten (10) business days following written demand from the Holder, the Company shall use its commercially reasonable efforts to file, at its own expense, a Registration Statement (as defined in the Warrant) under the Securities Act covering the resale of the Warrant Shares and will use its commercially reasonable efforts to cause such Registration Statement to be declared effective as soon as practicable and in no event later than four (4) months from the date thereof (or the next business day if such day is a holiday or weekend). If through the use of the Company's commercially reasonable efforts the registration has not been effected within the time period described in the above sentence, the Company is obligated to continue to use commercially reasonable efforts to effect a registration of the Warrant Shares. The date on which any registration is required to be effective is referred to as the "Required Registration Date" with respect to such Registration Statement. The obligations to have any such Registration Statement declared effective on or before the Required Registration Date and to maintain such effectiveness as provided in this Section 12 are referred to herein as the "Registration Requirement."

2. The following provision amends and replaces Section 12.3(D) of the Warrant in its entirety.

      "(D) bear all fees and expenses incurred in connection with the performance by the Company of its obligations under this Section 12 whether or not the Registration Statement is declared effective, other than underwriting discounts, brokerage fees and commissions incurred by the Holder. The Holder will have the right to review the description of the selling stockholder, plan of distribution and all other references to the Holder and its affiliates contained in the Registration Statement and each Prospectus."

3. The following provisions are hereby included after Section 12.6 of the
Warrant:

      "12.7  Indemnification.
             ---------------

            (a) To the extent permitted by law, the Company will indemnify and hold harmless the Holder, the partners, officers, directors and legal counsel of the Holder, any underwriter (as defined in the Securities Act) for the Holder and each person, if any, who controls the Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws (collectively, a "Violation") and the Company will reimburse the Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this paragraph shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

            (b) To the extent permitted by law, the Holder will indemnify and hold harmless the Company, each of its directors, its officers, and legal counsel and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under the Registration Statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this paragraph shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary stated herein, in no event shall any indemnity under this paragraph exceed the net proceeds from the offering pursuant to the Registration Statement received by the Holder.

            (c) Promptly after receipt by an indemnified party under this Section, of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section.

            (d) If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            (e) No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation."


      "12.9. The Company shall reimburse the Holder for the reasonable fees and expenses of its counsel incurred in connection with the preparation and filing of the Registration Statement, not to exceed $15,000 in the aggregate."

      "12.10. The provisions of this Section 12 shall survive the exercise of the Warrant and any issuance under the Registration Statement."

3. Niku Corporation shall (i) pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Amendment, and (ii) reimburse the reasonable fees and expenses of Limar's legal counsel incurred with respect to the negotiation, execution, delivery and performance of this Amendment.

4. The Warrant shall continue in full force and effect except as otherwise set forth in this Amendment.

5. This Amendment may be executed by facsimile and in counterparts and all so executed shall constitute an agreement that shall be binding upon all parties and their successors and assigns.


      The foregoing Amendment is executed as of the date noted above.


                                          NIKU CORPORATION

                                          By:   /s/ Josh Pickus
                                             ---------------------------
                                          Name: Josh Pickus
                                          Title: Chief Executive Officer

LIMAR REALTY CORP. #30

By:     /s/ Theodore H. Kruttschnitt
   ---------------------------------
Name: Theodore H. Kruttschnitt
Title: President